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                                                                    EXHIBIT 16.1

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

MARCH 31, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Large Scale Biology Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
Item 11 of Form S-1, as part of the Company's Form S-1 report dated March 31, 2000. We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP
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                         CHANGE IN INDEPENDENT AUDITORS

Effective December 1999, Deloitte & Touche LLP was engaged as our independent auditors and PricewaterhouseCoopers LLP was dismissed as our independent auditors. The decision to change auditors was approved by our Board of Directors. The former independent auditors' report on the Company's financial statements as of and for the years ended December 31, 1997 and 1998 did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles. PricewaterhouseCoopers LLP has not reported on any financial statements or information related to the Company included in this prospectus.

In the period from January 1, 1997 through the date at which Deloitte & Touche LLP was engaged as our independent auditors, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to reference the subject matter of the disagreement in any of their reports.

Deloitte & Touche LLP audited the financial statements for the years ended December 31, 1997 and 1998 included in this prospectus. Prior to December 1999, we had not consulted with Deloitte & Touche LLP on items that involved our accounting principles or the form of audit opinion to be issued on our financial statements.